As filed with the Securities and Exchange Commission on August 8, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Arbutus Biopharma Corporation
(Exact name of registrant as specified in its charter)

British Columbia, Canada	98-0597776
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

701 Veterans Circle Warminster, Pennsylvania	18974
(Address of Principal Executive Offices)	(Zip Code)
Arbutus Biopharma Corporation 2016 Omnibus Share and Incentive Plan

(Full title of the plan)

Michael J. McElhaugh
Interim President and Chief Executive Officer
Arbutus Biopharma Corporation
701 Veterans Circle
Warminster, Pennsylvania 18974
(Name and address of agent for service)
(267) 469-0914
(Telephone number, including area code, of agent for service)

With Copies to:

Steven J. Abrams, Esq. Stephen M. Nicolai, Esq. Hogan Lovells US LLP 1735 Market Street, 23rd Floor Philadelphia, PA 19103 (267) 675-4600	J. Christopher Naftzger General Counsel and Chief Compliance Officer Arbutus Biopharma Corporation 701 Veterans Circle Warminster, Pennsylvania 18974 (267) 469-0914	R. Hector MacKay-Dunn, K.C. Farris LLP 2500-700 West Georgia Street Vancouver, British Columbia Canada V7Y 1B3 (604) 684-9151

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	Accelerated filer	Non-accelerated filer	Smaller reporting company	Emerging growth company
☐	☐	☒	☒	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement on Form S-8 (this “Registration Statement”) is being filed by Arbutus Biopharma Corporation (the “Registrant”) to register 9,500,000 additional common shares of the Registrant, without par value (the “Common Shares”), issuable under the Arbutus Biopharma Corporation 2016 Omnibus Share and Incentive Plan, as supplemented and amended (the “2016 Plan”)

Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the following registration statements previously filed with the Securities and Exchange Commission (the “Commission”): (i) the registration statement on Form S-8 filed by the Registrant on June 20, 2016 (File No. 333-212115) relating to the 2016 Plan; (ii) the registration statement on Form S-8 filed by the Registrant on June 24, 2020 (File No. 333-239407) relating to the 2016 Plan; (iii) the registration statement on Form S-8 filed by the Registrant on August 5, 2021 (File No. 333-258494) relating to the 2016 Plan; (iv) the registration statement on Form S-8 filed by the Registrant on August 4, 2022 (File No. 333-266527) relating to the 2016 Plan; and (v) the registration statement on Form S-8 filed by the Registrant on August 3, 2023 (File No. 333-273647) relating to the 2016 Plan, in each case, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents of the Registrant filed with the Commission are incorporated by reference in this Registration Statement as of their respective dates:

(a)the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on March 5, 2024;

(b)the Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024 and June 30, 2024, filed with the Commission on May 2, 2024 and August 8, 2024, respectively;

(c)the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 10, 2024, to the extent incorporated by reference into the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023;

(d)the Registrant’s Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that are related to such items) filed with the Commission on January 4, 2024, January 8, 2024, February 29, 2024, April 4, 2024, May 2, 2024, May 2, 2024, May 22, 2024, May 28, 2024, June 5, 2024, June 6, 2024 and August 1, 2024; and

(e)the description of the Common Shares contained in the Registrant’s registration statement on Form 8-A (File No. 001-34949) filed with the Commission on November 4, 2010, as updated by Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents, except for the documents, or portions thereof, that are “furnished” rather than filed with the Commission.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Description
4.1
Notice of Articles and Articles of the Registrant, as amended (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Commission on March 16, 2018).

4.2
Amendment to Articles of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, filed with the Commission on November 7, 2018).

4.3
Arbutus Biopharma Corporation 2016 Omnibus Share and Incentive Plan, as supplemented and amended (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on May 28, 2024).

5.1*	Opinion of Farris LLP.

23.1*	Consent of Ernst and Young, LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Farris LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature page to this Registration Statement).

107*	Filing Fee Table

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Township of Warminster, Commonwealth of Pennsylvania, on August 8, 2024.

ARBUTUS BIOPHARMA CORPORATION

By:	/s/ Michael J. McElhaugh
Michael J. McElhaugh
Interim President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Arbutus Biopharma Corporation, hereby severally constitute and appoint Michael J. McElhaugh and David C. Hastings, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Arbutus Biopharma Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Michael J. McElhaugh	Interim President and Chief Executive Officer and Director	August 8, 2024
Michael J. McElhaugh	(Principal Executive Officer)

/s/ David C. Hastings	Chief Financial Officer	August 8, 2024
David C. Hastings	(Principal Financial Officer and Principal Accounting Officer)

/s/ Frank Torti, M.D.	Chairman	August 8, 2024
Frank Torti, M.D.

/s/ Daniel Burgess	Director	August 8, 2024
Daniel Burgess

/s/ Richard C. Henriques	Director	August 8, 2024
Richard C. Henriques

/s/ Keith Manchester, M.D.	Director	August 8, 2024
Keith Manchester, M.D.

/s/ James Meyers	Director	August 8, 2024
James Meyers

/s/ Melissa V. Rewolinski, Ph.D.	Director	August 8, 2024
Melissa V. Rewolinski, Ph.D.

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this Registration Statement on August 8, 2024.

By:	/s/ Michael J. McElhaugh
Michael J. McElhaugh
Interim President and Chief Executive Officer
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